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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) July 23, 1997

                           Transworld HealthCare, Inc.
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             (Exact name of Registrant as specified in its charter)


                                    New York
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                 (State or other jurisdiction of incorporation)



         1-11570                                         13-3098275
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(Commission File Number)                    (I.R.S. Employer Identification No.)

          555 Madison Avenue, New York, New York                10022
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         (Address of principal executive offices)            (Zip Code)

        Registrant's telephone number, including area code (212) 750-0064



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         (Former name or former address, if changed since last report.)
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ITEM 5.  OTHER EVENTS

                  On July 23, 1997 Transworld HealthCare, Inc. (the "Company") and Kwik Care, Ltd. and VIP Health Services, Inc. (the "VIP Companies") jointly announced that the agreements to purchase all of the issued and outstanding capital stock of the VIP Companies have been terminated and that the pending acquisition of the VIP Companies will not be completed principally due to delays in completing the transaction. The Company anticipates taking a pre-tax non-cash charge of approximately $1.6 million during the third quarter of fiscal 1997 relating to the termination of the transaction and other acquisition related expenses.




                  Certain statements contained herein are forward-looking statements that have been made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties which may cause the actual results in the future periods or plans for future periods to differ materially from those described herein as anticipated, believed or estimated.





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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   Transworld HealthCare, Inc.
                                          (Registrant)


Date:  July 29, 1997          By: /s/ Wayne A. Palladino
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                                      Wayne A. Palladino
                                      Senior Vice President and
                                        Chief Financial Officer




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